UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 6, 2014

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities
On June 6, 2014, EPAM Systems, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which the Company acquired substantially all of the assets and assumed certain specified liabilities of each of GGA Software Services, LLC and Institute of Theoretical Chemistry, Inc., and acquired through the Company’s subsidiary substantially all of the assets and certain specified liabilities of GGA’s Russian affiliate (collectively, “GGA”).
Under the Agreement, the sellers received at closing certain cash consideration and approximately $10.0 million in shares of the Company’s common stock.  The sellers may potentially receive additional cash and shares of the Company’s common stock contingent upon the achievement of certain financial performance milestones and satisfaction of vesting periods, which amounts are not determinable at this time. The purchase price is subject to working capital and other customary adjustments.
In addition, on April 30, 2014, the Company entered into a stock purchase agreement to acquire all of the outstanding equity of Joint Technology Development Limited, a company organized under the laws of Hong Kong, including its wholly-owned subsidiaries Jointech Software (Shenzen) Co., Ltd., a company organized under the laws of China, and Jointech Software Pte. Ltd., a company organized under the laws of Singapore (collectively, “Jointech”). In addition to certain cash consideration, the Company will issue approximately $6.0 million in shares of the Company’s common stock as partial purchase price under the agreement. Sellers may also potentially receive up to an additional $10.0 million in shares of the Company’s common stock based on achievement of certain performance metrics measured over a specified 12-month period ending March 31, 2015.
All of the shares of common stock issued or issuable in connection with these transactions are restricted securities (as defined in Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”)).
No underwriter was involved in these transactions and no underwriting commissions were paid. The transactions were exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act, since such transactions did not involve any public offering.
Item 8.01	Other Events
On June 6, 2014, the Company issued a press release discussing the acquisition of the GGA Software Services, LLC and Institute of Theoretical Chemistry, Inc., which is filed as Exhibit 99.1 to, and incorporated by reference in, this report.
Item 9.01	Financial Statements and Exhibits
(d) Exhibits
99.1	Press Release of EPAM Systems, Inc. dated June 6, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 8, 2014
EPAM SYSTEMS, INC.
By:	/s/ Ginger Mosier
Name:	Ginger Mosier
Title:	Vice President, General Counsel and Corporate Secretary